UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2020

Flexion Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36287	26-1388364
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FLXN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, the COVID-19 pandemic has presented various uncertainties and challenges to the Company’s business. These factors, and the high level of competition for employees in the biopharmaceutical space, particularly in the Boston, MA market, pose challenges to retaining talented employees. In addition, the Compensation Committee of the Company has acknowledged the importance of incentivizing the Company’s employees to continue performing at a high level during the COVID-19 pandemic.

Given these considerations, on July 16, 2020, the Company’s Compensation Committee approved the grant of restricted stock units (“RSUs”) to substantially all the Company’s employees, including executive officers. The number of shares of the Company’s common stock subject to each RSU is generally equal to the employee’s target annual equity grant, except for the Company’s chief executive officer whose RSU grant was half of the target annual equity grant. This resulted in an RSU grant to Michael Clayman, M.D. covering 93,750 shares, and an RSU grant to each of David Arkowitz, Scott Kelley, M.D., Mark Levine, Kerry Wentworth and Christina Willwerth covering 38,750 shares. The RSU’s granted to the Company’s executive officers vest in equal annual installments over a 3-year vesting period, while the RSUs granted to the Company’s non-executive employees vest 1/3rd on the one-year anniversary of the grant date and 2/3rds on the second-year anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Flexion Therapeutics, Inc.

Date: July 20, 2020	By:	/s/ Mark S. Levine
Mark S. Levine
General Counsel and Corporate Secretary

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